EXHIBIT 5.1

Date	March 12, 2020
File No.	1009999 - 265154
Body and Mind Inc. 750 – 1095 West Pender Street Vancouver, British Columbia V6E 2M6

Attention: Board of Directors

Dear Sirs:

Re:       Body and Mind Inc. – Registration Statement on Form S-1

We have acted as counsel to Body and Mind Inc. (the “Company”) in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) dated March 12, 2020, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the following shares of common stock of the Company (the “Shares”) for resale by the selling shareholders named in the Registration Statement (the “Selling Shareholders”):

•	52,545 shares of common stock issued by the Company upon the exercise of common stock purchase warrants issued by the Company on November 14, 2017 in partial exchange for subscription receipts;

•	60,250 shares of common stock issued by the Company upon the exercise of common stock purchase warrants issued by the Company on August 15, 2017 to registered broker-dealers as partial consideration for services rendered in connection with a subscription receipts offering; and

•	60,253 shares of common stock issued by the Company upon the exercise of common stock purchase warrants issued by the Company on November 14, 2017 to registered broker-dealers as partial consideration for services rendered in connection with a subscription receipts offering.

In rendering this opinion set for below, we have reviewed:

•	the Registration Statement dated March 12, 2020;

•	the Company’s Articles of Incorporation;

•	the Company’s Bylaws;

•	certain records of the Company’s corporate proceedings, including resolutions of the directors approving the transaction described above;

•	an Officer’s Certificate executed by Michael Mills, in his capacity as the Company’s Chief Executive Officer, dated March 12, 2020; and

•	such other documents as we have deemed relevant.

McMillan LLP ½ Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 ½ t 604.689.9111 ½ f 604.685.7084

Lawyers ½ Patent & Trade-mark Agents ½ Avocats ½ Agents de brevets et de marques de commerce

Vancouver ½ Calgary ½ Toronto ½ Ottawa ½ Montréal ½ Hong Kong ½ mcmillan.ca

March 12, 2020 Page 2

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares held by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company’s common stock.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

•	the foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws; we have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company;

•	we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and

•	we have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein entitled “Interests of Named Experts and Counsel”.

Yours truly,

/s/ McMillan LLP